MANAGEMENT CONSULTANT AGREEMENT

THIS AGREEMENT is made effective as of the 1st day of December, 2007.

AMONG:

CANYON COPPER CORP., a Nevada corporation, having its head
office at Suite 408 – 1199 West Pender Street, Vancouver, British
Columbia, Canada V6E 2R1

(the "Company")

OF THE FIRST PART

AND:

AINSWORTH-JENKINS HOLDINGS INC. a corporation having an
address at 1377 Fernwood Crescent, North Vancouver, British
Columbia, Canada V7P 1K6

(the "Consultant")

OF THE SECOND PART

AND:

BENJAMIN AINSWORTH, having a residential address at 1377
Fernwood Crescent, North Vancouver, British Columbia, Canada
V7P 1K6

("Ainsworth")

OF THE THIRD PART

WHEREAS:

A.       The Company is engaged in the business of mineral exploration.

B.       Ainsworth is an employee of the Consultant.

C.       The Company desires to retain the Consultant as a consultant to provide the services of Ainsworth to act as President and Secretary of the Company and to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

D.       The Consultant has agreed to provide the services of Ainsworth to act as President and Secretary of the Company and Ainsworth has agreed to provide his consultant services to the Company as an employee of the Consultant on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	DEFINITIONS

1.1       The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)	"Consultant Fee" shall mean the consultant fee payable to the Consultant at the rate set forth in Section 5.1; and

(b)	"Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the date of the termination of this Agreement.

2.	ENGAGEMENT AS A CONSULTANT

2.1       The Company hereby engages the Consultant as a consultant to provide the services of Ainsworth in accordance with the terms and conditions of this Agreement. The Consultant hereby accepts such engagement and Ainsworth hereby agrees to provide his services to the Company, as an employee of the Consultant, in order to enable the Consultant to provide the consultant services in accordance with the terms and conditions of this Agreement.

3.	TERM OF THIS AGREEMENT

3.1       The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on November 30, 2009, unless this Agreement is earlier terminated in accordance with the terms of this Agreement or extended by the Board of Directors of the Company.

4.	CONSULTING SERVICES

4.1       Ainsworth agrees to act as President and Secretary of the Company and to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant and Ainsworth as consulting services (the "Consulting Services"):

(a)	exercising general direction and supervision over the business affairs of the Company;

(b)	providing overall direction to the management of the Company;

(c)	reporting directly to Board of Directors of Company; and

(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the Board of Directors of the Company in the Consultant’s capacity as President and Secretary, provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

4.2       Ainsworth shall devote such attention and energies to the business affairs of the Company as may be reasonably necessary for the discharge of his duties as President and

Secretary, provided, however, that Ainsworth may engage in reasonable investment and other personal activities that do not interfere with him or the Consultant's obligations hereunder.

4.3       The Consultant and Ainsworth will at all times be an independent contractor and neither the Consultant nor Ainsworth will be deemed to be an employee of the Company.

5.	CONSULTANT FEE

5.1       During the term of this Agreement, the Company shall pay the Consultant a consultant fee in consideration of the provision of the Consulting Services equal $5,000 CDN per month (the "Consultant Fee").

5.2       The Consultant Fee shall be payable by the Company to the Consultant on the first business day of each month during the term of the Agreement.

5.3       The Company may cease payment of the Consultant Fee to the Consultant if Ainsworth fails to provide the Consulting Services to the Company.

6.	STOCK OPTIONS

6.1       Ainsworth may be granted, subject to the approval of the Company’s Board of Directors, incentive stock options to purchase shares of the Company’s common stock in such amounts and at such times as the Board of Directors of the Company, in their absolute discretion, may from time to time determine.

7.	REIMBURSEMENT OF EXPENSES

7.1       The Company will pay to the Consultant and Ainsworth, in addition to the Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant and Ainsworth in provision of the Consulting Services, provided the Consultant and Ainsworth has obtained the prior written approval of the Company.

8.	TERMINATION

8.1       The Company may terminate this Agreement: (i) at any time on thirty days notice; or (ii) without notice upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)	the Consultant’s or Ainsworth’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)	the neglect or breach by the Consultant or Ainsworth of their material obligations or agreements under this Agreement;

(c)	the Consultant’s or Ainsworth’s refusal to follow lawful directives of the Board of Directors of the Company; or

(d)	Ainsworth being unwilling or unable to perform the services to be performed by the Consultant under the terms of this Agreement,

provided that notice of the Event of Default has been delivered to the Consultant and Ainsworth and provided the Consultant and Ainsworth has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

8.2       The Consultant may terminate this Agreement at any time upon ninety days’ notice.

8.3       On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

9.	PROPRIETARY INFORMATION AND DEVELOPMENTS

9.1       The Consultant and Ainsworth will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consulting Services to the Company, and the Consultant and Ainsworth shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

10.	RELIEF

10.1       The Consultant and Ainsworth hereby expressly acknowledge that any breach or threatened breach by the Consultant or Ainsworth of any of the terms set forth in Section 9 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including, but not limited to, injunctive relief or other equitable remedies.

11.	PARTIES BENEFITED; ASSIGNMENTS

11.1       This Agreement shall be binding upon, and inure to the benefit of, the Consultant and Ainsworth, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant or Ainsworth and the Consultant shall not be entitled to substitute any other person to perform the services in substitution for Ainsworth.

12.	NOTICES

12.1       Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

13.	GOVERNING LAW

13.1       This Agreement shall be governed by and construed in accordance with the laws of the Sate of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

14.	REPRESENTATIONS AND WARRANTIES

14.1       The Consultant and Ainsworth represent and warrant to the Company that (a) the Consultant and Ainsworth are under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of their duties hereunder or other rights of Company hereunder, and (b) the Consultant and Ainsworth are under no physical or mental disability that would hinder the performance of their duties under this Agreement.

15.	MISCELLANEOUS

15.1       This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2       This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3       No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4       A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5       This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6       The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7       The Consultant and Ainsworth acknowledge and agree that O'Neill Law Group PLLC has acted solely as legal counsel for the Company and that the Consultant and Ainsworth have been advised to obtain independent legal advice prior to execution of this Agreement.

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15.8       This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

CANYON COPPER CORP.
by its authorized signatory:

/s/ Kurt Bordian
KURT BORDIAN, Chief Financial Officer

AINSWORTH-JENKINS HOLDINGS INC.
by its authorized signatory:

/s/ Benjamin Ainsworth
BENJAMIN AINSWORTH, President

SIGNED, SEALED AND DELIVERED
BY BENJAMIN AINSWORTH
in the presence of:

/s/ Linda Hay	/s/ Benjamin Ainsworth
Signature	BENJAMIN AINSWORTH

Linda Hay
Name

408 – 1199 W. Pender St.
Address

Vancouver, BC V6E 2R1